As filed with the Securities and Exchange Commission on March 14, 1997
                                      Registration No.   333_________



                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                              FORM S-8
       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             CANMAX INC.
           (Exact name of issuer as specified in charter)

            Wyoming                            75-2461665
  (State or other jurisdiction                (IRS Employer
 of incorporation or organization)           Identification No.)

      150 West Carpenter Freeway
               Irving, Texas                          75039
     (Address of principal executive offices)       (Zip Code)

                     CANMAX INC. STOCK OPTION PLAN
                       (Full title of the plan)

                          Philip M. Parsons
                     150 West Carpenter Freeway
                         Irving, Texas 75039
               (Name and address of agent for service)
                           (972) 541-1600
    (Telephone number, including area code, of agent for service)

                              Copy to:
                       Charles L. Evans, Esq.
                         McGlinchey Stafford
              A Professional Limited Liability Company
                        2777 Stemmons Freeway
                              Suite 925
                         Dallas, Texas 75207

                    CALCULATION OF REGISTRATION FEE

                                     Proposed   Proposed
                                     Maximum    Maximum
  Title of            Amount         Offering   Aggregate      Amount of
  Securities to       to be          Price Per  Offering       Registration
  be Registered       Registered     Share      Price          Fee

  Common Stock,
  without par value  1,200,000(1)     (2)       $2,400,000(3)   $727

  (1) Consists of 1,200,000 shares of Common Stock to be issuable upon exercise of options granted pursuant to the Canmax Inc. Stock Option Plan.
  (2)  Not applicable.
  (3) Computed pursuant to Rules 457(c) and 457(h) solely for the purpose of determining the registration fee, based upon an assumed price of $2.00 per share, the closing price of Canmax Inc. Common Stock on March 11, 1997, as reported by the NASDAQ SmallCap Market.

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

  Item 3.   Incorporation of Documents by Reference

  Incorporated by reference in this Registration Statement are the following documents heretofore filed by Canmax Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

    (a) The Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed;

    (b) All other reports filed by the Company pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by the prospectus referred to in (a) above; and

    (c) The description of the Company's Common Stock, without par value (the "Common Stock"), contained in a registration statement filed under the Exchange Act, and any amendment or report filed for the purpose of updating such description.

  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the dates of filing of such documents.

  Item 4.   Description of Securities

  Not applicable.

  Item 5.   Interests of Named Experts and Counsel

  Not applicable.

  Item 6.   Indemnification of Directors and Officers

  Pursuant to the Company's Bylaws, and subject to the provisions of the laws of the State of Wyoming, the Company shall indemnify a director, officer, employee or agent made a party to any proceeding brought about because such person is a director, officer, employee or agent of the Company, provided such person acted in good faith, believed his or her conduct was in or not opposed to the best interests of the Company and, in respect of a criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. The Bylaws also provide for the mandatory advancement of expenses to an indemnified party under certain circumstances. The Bylaws provide that such indemnification and advancement of expenses, which are mandated to the extent permitted by law, are not exclusive to any other rights to which an indemnified person may be entitled. Wyoming law mandates indemnification under certain circumstances.

  Pursuant to its Articles of Incorporation, the Company has purchased insurance for the benefit of such indemnified persons against any liability incurred in such capacity or arising out of their status as such.

  Item 7.   Exemption from Registration Claimed

  Not applicable.

  Item 8.   Exhibits

  Exhibit No.    Description of Exhibit

  3.1 Articles of Incorporation of International Retail Systems Inc. (predecessor to Canmax Inc., the
                 "Company") (incorporated herein by reference to Exhibit
                 3.01 of the Company's Registration Statement on Form 10 (File No. 0-22636), filed with the Commission on October 15, 1993).

  3.2 Bylaws of the Company (incorporated herein by reference to Exhibit 3.01 of the Company's Registration Statement on Form 10 (File No. 0-22636), filed with the Commission on October 15, 1993).

  5.1            Opinion of McGlinchey Stafford, A Professional
                 Limited Liability Company.

  23.1 Consent of McGlinchey Stafford, A Professional Limited Liability Company (filed herewith as part of Exhibit
                 5.1 hereto).

  23.2           Consent of Ernst & Young LLP.

  Item 9.   Undertakings

    (a) Rule 415 Offering. The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b)  Subsequent Exchange Act Documents.  The undersigned
    Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
    Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             SIGNATURES


  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on March 14, 1997.

                           CANMAX INC.

                                By:  /s/ ROGER D. BRYANT
                                ______________________________________
                                Roger D. Bryant, President and
                                Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

  Signatures                 Capacity                        Date

  /s/ ROGER D. BRYANT        President, Chief Executive    March 14, 1997
  (Roger D. Bryant)          Officer and Director

  /s/ DEBRA L. BURGESS       Executive Vice President      March 14, 1997
  (Debra L. Burgess)         and Director

  /s/ PHILIP M. PARSONS      Executive Vice President,     March 14, 1997
  (Philip M. Parsons)        Chief Financial Officer
                             and Director

  /s/ ROBERT M. FIDLER       Director                      March 14, 1997
  (Robert M. Fidler)

  /s/ NICK DEMARE            Director                      March 14, 1997
  (Nick DeMare)

  /s/ W. THOMAS RINEHART     Director                      March 14, 1997
  (W. Thomas Rinehart)

                          INDEX TO EXHIBITS



Exhibit No. Description of Exhibit                             Sequential
                                                               Page Number

  3.1       Articles of Incorporation of International
            Retail Systems Inc. (predecessor to Canmax
            Inc., the "Company") (incorporated herein by reference to Exhibit 3.01 of the Company's
            Registration Statement on Form 10 (File No.
            0-22636), filed with the Commission on October
            15, 1993).

  3.2 Bylaws of the Company (incorporated herein by reference to Exhibit 3.01 of the Company's
            Registration Statement on Form 10 (File No.
            0-22636), filed with the Commission on October 15,
            1993).

  5.1       Opinion of McGlinchey Stafford, A Professional
            Limited Liability Company.                              6

  23.1      Consent of McGlinchey Stafford, A Professional
            Limited Liability Company (filed herewith as
            part of Exhibit 5.1 hereto).                            6

  23.2      Consent of Ernst & Young LLP.                           7